UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 20, 2018
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2018, the Compensation Committee (the "Committee") of the Board of Directors of Limelight Networks, Inc. (the "Company") made the following compensation decisions in connection with its annual review of executive officer compensation:

The Committee approved certain equity incentive awards to members of the senior leadership team, including the awards to the following named executive officers:

Name and Title	Options (1)(2)	Restricted Stock Units (2)
Robert A. Lento President, Chief Executive Officer and Director	672,619	300,346
Sajid Malhotra SVP, Chief Financial Officer & Treasurer	297,619	132,896
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary	238,095	106,317
Kurt Silverman SVP, Development and Delivery	200,893	89,705

(1)	Each stock option has an exercise price per share equal to the fair market value per share of the Company’s common stock on the date of grant, November 21, 2018.

(2)
Subject to the provisions of the Amended and Restated 2007 Equity Incentive Plan or each recipient’s respective employment agreement, one-third (1/3rd) of the RSUs will vest on December 1, 2019, one-twelfth (1/12th) of the RSUs will vest on March 1, 2020, and an additional one- twelfth (1/12th) will vest on the first day of each June, September, December and March thereafter for eight (8) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date. One-third (1/3rd) of the shares subject to the stock option will vest on December 1, 2019, and one-thirty-sixth (1/36th) of the stock options will vest on the 1st day of January, 2020 and on the 1st day of each month thereafter until all of the stock options have vested (three years), provided the recipient continues to be a Service Provider through each such vesting date.

2019 Target Annual Cash Bonus Amounts and Salary Determination

The Committee approved 2019 target annual cash bonus amounts and salaries for the Company’s senior executive officers, including the Company’s principal executive officer, principal financial officer, and other named executive officers. The target cash bonus amounts pertain to services to be performed in fiscal 2019 (which bonuses will be paid in 2020) pursuant to the Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009. We anticipate that each bonus plan participant may earn between zero and 200% of the target bonus depending upon the level of attainment or over-attainment of specified corporate financial and operational performance goals. The target annual incentive compensation shall be subject to the terms and conditions of the applicable 2018 incentive compensation plan(s) approved by the Committee.

The 2019 salary and target annual cash bonus amounts for the Company’s current named executive officers are summarized below:

Name	2019 Salary	2019 Target Annual Incentive
Robert A. Lento	$480,000	$465,000
Sajid Malhotra	$365,000	$245,000
Michael DiSanto	$328,000	$177,000
Kurt Silverman	$305,000	$170,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: November 26, 2018	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary